Exhibit 99.1

December 2, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners Announces Higher 2014 Financial Guidance

2014 Net Income and EBITDA Expected to Increase More Than 25 Percent,
Driven by Volume Growth from Completed Growth Projects

Three-year Financial Forecasts Updated

TULSA, Okla. – Dec. 2, 2013 - ONEOK Partners, L.P. (NYSE: OKS) today announced that its 2014 net income is expected to increase 27 percent compared with the partnership’s current 2013 earnings guidance that was updated Nov. 5, 2013.

ONEOK Partners’ 2014 net income is expected to be in the range of $975 million to $1.075 billion, compared with its current 2013 earnings guidance range of $790 million to $830 million.

“Continued volume growth in our natural gas gathering and processing, and natural gas liquids segments from completed capital growth projects in 2013 and projects that will be completed in 2014 are driving our higher 2014 earnings guidance,” said John W. Gibson, chairman and chief executive officer of ONEOK Partners.

“Projected distribution and earnings growth are expected to be driven primarily by natural gas and natural gas liquids volume growth, not by higher projected commodity prices or wider projected price differentials,” Gibson added.

2014 earnings guidance includes a projected 1.5-cent-per-unit-per-quarter increase in unitholder distributions declared, while maintaining an annual coverage ratio of 1.05 to 1.15 times distributable cash flow. Actual unitholder distribution declarations are subject to ONEOK Partners board approval.

2014 earnings before interest, taxes, depreciation and amortization (EBITDA) are expected to be in the range of $1.565 billion to $1.665 billion, compared with the current 2013 earnings guidance midpoint of approximately $1.3 billion, an increase of 26 percent.

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

The midpoint for ONEOK Partners’ 2014 operating income guidance is $1.2 billion, reflecting increased natural gas gathering and processing volumes in the natural gas gathering and processing segment and higher expected natural gas liquids (NGL) volumes gathered and fractionated in the natural gas liquids segment. These increased volumes are the result of full-year operations and earnings from growth projects completed throughout 2013 and reflect expected earnings from the completion of growth projects through 2014 in the natural gas gathering and processing and natural gas liquids segments.

Preliminary estimates for the partnership’s 2014 distributable cash flow (DCF) are expected to be in the range of $1.15 billion to $1.25 billion compared with its current 2013 guidance range of $930 million to $980 million, a 26 percent increase.

Additional information is available in Exhibits A and B in the guidance tables on the ONEOK Partners website.

THREE-YEAR GROWTH FORECASTS UPDATED

ONEOK Partners expects EBITDA to increase by an average of 15 to 20 percent annually between 2013 and 2016, compared with current 2013 earnings guidance.

The partnership also has estimated an average annual distribution increase of 6 to 8 percent between 2013 and 2016, which includes the planned 1.5-cent-per-unit-per-quarter increase in unitholder distributions declared in 2014, subject to ONEOK Partners board approval.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

The midpoint of the natural gas gathering and processing segment’s 2014 operating income guidance is $288 million, a 38 percent increase compared with current 2013 guidance.

The 2014 earnings guidance reflects higher anticipated natural gas volumes gathered and processed as a result of new supply connections and completed projects in the Williston Basin in North Dakota, and anticipated volume growth from projects that will be completed in 2014, including:

•	A 200-million cubic feet per day (MMcf/d) natural gas processing plant in the Cana-Woodford Shale in Oklahoma – the Canadian Valley plant – expected to be in service in January 2014;

•	A 100-MMcf/d natural gas processing plant in the Williston Basin in North Dakota – the Garden Creek II plant – expected to be completed in the third quarter 2014; and

•	Infrastructure upgrades related to a 50-MMcf/d natural gas gathering and processing plant in the NGL-rich area of the Powder River Basin in Wyoming – the Sage Creek

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

plant – and related natural gas gathering and NGL infrastructure, which the partnership acquired in the third quarter 2013.

These natural gas and NGL volume increases are expected to be offset partially by lower natural gas gathering volumes in Kansas and the Powder River Basin in Wyoming due to decreased drilling activity in the dry-gas areas in the Powder River Basin and natural production declines.

Natural gas volumes processed in 2014 are expected to increase approximately 30 percent compared with current 2013 guidance, while natural gas volumes gathered in 2014 are expected to increase approximately 26 percent compared with current 2013 guidance. The natural gas gathering and processing segment expects to connect approximately 1,300 wells in 2014, compared with approximately 1,200 estimated for 2013.

Approximately 63 percent of the segment’s expected 2014 equity natural gas production is hedged at an average price of $4.11 per million British thermal units (MMBtu); 44 percent of its expected 2014 equity natural gas liquids production is hedged at an average composite price of $1.19 per gallon; and 66 percent of its expected 2014 equity condensate production is hedged at an average price of $94.26 per barrel.

The average unhedged prices used in ONEOK Partners’ 2014 earnings guidance are $93.84 per barrel for New York Mercantile Exchange (NYMEX) crude oil; $4.10 per MMBtu for NYMEX natural gas; and $1.25 per gallon for composite natural gas liquids. The composite NGL price for 2014 assumes ethane rejection for the entire year.

For 2014, the partnership estimates that in its natural gas gathering and processing segment, a 1-cent per gallon change in the composite price of NGLs would change annual net margin by approximately $2.0 million; a $1.00 per barrel change in the price of crude oil would change annual net margin by approximately $1.3 million; and a 10-cent per MMBtu change in the price of natural gas would change annual net margin by approximately $4.0 million. All of these sensitivities exclude the effects of hedging and assume normal operating conditions.

NATURAL GAS LIQUIDS SEGMENT

The midpoint of the natural gas liquids segment’s 2014 operating income guidance is $776 million, a 41 percent increase compared with current 2013 guidance.

The 2014 earnings guidance reflects higher anticipated fee-based earnings from increased NGL volumes gathered and fractionated as a result of completed capital growth projects and anticipated increased volumes from projects, including:

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

•
The Bakken NGL pipeline, which was placed in service in April 2013 and transports unfractionated NGLs produced from the Bakken Shale in the Williston Basin to the partnership’s 50-percent-owned Overland Pass Pipeline. The Bakken NGL pipeline currently is being expanded to increase its capacity to 135,000 barrels per day (bpd) from its current capacity of 60,000 bpd; the expansion is expected be completed in the third quarter 2014;

•	A 75,000-bpd NGL fractionator, MB-2, at Mont Belvieu, Texas, completed in November 2013;

•	The Sterling III NGL pipeline, expected to be completed in January 2014; and

•	A 40,000-bpd ethane/propane splitter at its Mont Belvieu NGL storage facility expected to be completed in first quarter 2014.

ONEOK Partners’ 2014 guidance assumes the Conway-to-Mont Belvieu Oil Price Information Service (OPIS) average ethane in ethane/propane mix price differential to be 7 cents per gallon, compared with its current 2013 guidance of 3 to 6 cents per gallon for the fourth quarter 2013.

NATURAL GAS PIPELINES SEGMENT

The midpoint of the natural gas pipelines segment’s 2014 operating income guidance is $143 million and assumes that 88 percent of transportation capacity and 100 percent of natural gas storage capacity is expected to be contracted for 2014.

CAPITAL EXPENDITURES

For 2014, ONEOK Partners’ capital expenditures are expected to be approximately $2.25 billion, comprised of approximately $2.1 billion in growth capital, related to the $6.0 billion to $6.4 billion of growth projects between 2010 and 2016; and $144 million in maintenance capital.

ANNUAL INVESTOR CONFERENCE

ONEOK Partners will hold its annual investor conference on Tuesday, Dec. 3, 2013, in New York City, from 9 a.m. Eastern Standard Time (8 a.m. Central Standard Time) to noon Eastern Standard Time (11 a.m. Central Standard Time). The meeting also will be carried live on ONEOK Partners’ website.

The webcast can be accessed on ONEOK Partners’ website at http://www.oneokpartners.com/. A replay of the webcast will be available for 30 days after the conference.

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

LINK TO NEWS RELEASE WITH GUIDANCE TABLES

http://www.oneokpartners.com/~/media/ONEOKPartners/GuidanceDocs/2014/OKS_2014_Guidance_$YQw38M.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

ONEOK Partners has disclosed in this news release anticipated EBITDA and DCF levels that are non-GAAP financial measures.  EBITDA and DCF are used as measures of the partnership’s financial performance.  EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes, allowance for equity funds used during construction and certain other items.  DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for distributions received and certain other items.

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as an indicator of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

EBITDA and DCF should not be considered alternatives to net income, net income attributable to ONEOK Partners, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.  Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 41.3 percent of the overall partnership interest, as of Sept. 30, 2013.  ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.
For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of distributions), liquidity, management’s plans and

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas and crude oil because of market conditions caused by concerns about global warming;

•	conflicts of interest between us, our general partner, ONEOK Partners GP, and related parties of ONEOK Partners GP;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of us or the parent of our general partner;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body,

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

including Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board (NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal control over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas, NGLs and crude oil;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas and crude oil; and
- availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents and other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

# # #

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

ONEOK Partners, L.P. and Subsidiaries			Exhibit A
EARNINGS GUIDANCE*

	2014	2013
	Guidance	Guidance**	Change
	(Millions of dollars)
Operating income
Natural Gas Gathering and Processing	$288	$209	$79
Natural Gas Liquids	776	550	226
Natural Gas Pipelines	143	149	(6)
Other	—	1	(1)
Operating income	1,207	909	298
Equity earnings from investments	110	112	(2)
Other income (expense)	3	39	(36)
Interest expense	(285)	(239)	(46)
Income before income taxes	1,035	821	214
Income taxes	(10)	(11)	1
Net income attributable to ONEOK Partners, L.P.	$1,025	$810	$215

Capital expenditures
Natural Gas Gathering and Processing	$1,257	$880	$377
Natural Gas Liquids	910	1,175	(265)
Natural Gas Pipelines	62	40	22
Other	23	5	18
Total capital expenditures	$2,252	$2,100	$152

Growth	$2,108	$2,000	$108
Maintenance	144	100	44
Total capital expenditures	$2,252	$2,100	$152

*Amounts shown are midpoints of ranges provided.
**Certain line items have been adjusted; however, the net income midpoint remains unchanged.

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ONEOK Partners Announces Higher 2014 Financial Guidance;
2014 Net Income and EBITDA Expected to Increase More Than 25 Percent, Driven by Volume Growth from Completed Growth Projects;
Three-year Financial Forecasts Updated

December 2, 2013

ONEOK Partners, L.P. and Subsidiaries			Exhibit B
EARNINGS GUIDANCE*

	2014	2013
	Guidance	Guidance**	Change
	(Millions of dollars)
Reconciliation of Net Income to EBITDA and Distributable Cash Flow
Net income	$1,025	$810	$215
Interest expense	285	239	46
Depreciation and amortization	306	251	55
Income taxes	10	11	(1)
Allowance for equity funds used during construction and other	(8)	(30)	22
EBITDA	$1,618	$1,281	$337
Interest expense	(285)	(239)	(46)
Maintenance capital	(144)	(100)	(44)
Equity earnings from investments	(110)	(112)	2
Distributions received from unconsolidated affiliates	128	132	(4)
Other	(5)	(7)	2
Distributable cash flow	$1,202	$955	$247

*Amounts shown are midpoints of ranges provided.
**Certain line items have been adjusted; however, the distributable cash flow midpoint remains unchanged.